EXHIBIT 99.1


                                    AGREEMENT

                  This will confirm the agreement by and among the undersigned that the Schedule 13D, dated November ___, 1997, with respect to the undersigned's beneficial ownership of Common Stock and Options of Technology Flavors and Fragrances, Inc. is filed on behalf of the undersigned.

Dated:            November 24, 1997




                                                        /s/ Richard Cooper
                                                       -----------------------
                                                          Richard Cooper


                                                        /s/ Stanley Altschuler
                                                       -----------------------
                                                           Stanley Altschuler


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